UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On June 12, 2024, CLS Holdings USA, Inc. (the “Company”) amended and restated its Employment Agreement (the “Amended Glashow Employment Agreement”) with Mr. Andrew Glashow, a director of the Company, the Company’s Chief Executive Officer and Chairman of the Board. The Amended Glashow Employment Agreement (i) extended the term of Mr. Glashow’s employment through May 31, 2028, and (ii) included a golden parachute agreement (the “Glashow Golden Parachute Agreement”) that provides for certain payments to Mr. Glashow in the event his employment is terminated within 12 months following a Change in Control of the Company, as therein defined. The material terms of the Amended Glashow Employment Agreement are set forth in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference.

On June 12, 2024, the Company amended and restated its Employment Agreement (the “Amended Dickson Employment Agreement”) with Ms. Jamie Dickson, the Company’s Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. The Amended Dickson Employment Agreement (i) extended the term of Ms. Dickson’s employment through May 31, 2028, and (ii) included a golden parachute agreement (the “Dickson Golden Parachute Agreement”) that provides for certain payments to Ms. Dickson in the event her employment is terminated within 12 months following a Change in Control of the Company, as therein defined. The material terms of the Amended Dickson Employment Agreement are set forth in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference.

Item 5.02         Compensatory Arrangements of Certain Officers.

The Company’s board of directors (the “Board”) recognizes that the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management could result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders. The Board determined that appropriate steps should be taken to reinforce and encourage the continued efforts and dedication of key members of the Company’s management, without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company. To address these concerns, the Board approved the Amended Glashow Employment Agreement, the Glashow Golden Parachute Agreement, the Amended Dickson Employment Agreement, and the Dickson Golden Parachute Agreement.

Effective June 12, 2024, the Company and Mr. Glashow entered into the Amended Glashow Employment Agreement pursuant to which Mr. Glashow shall continue serving as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Glashow’s base salary remains unchanged from his previous employment agreement, but the term is extended through May 31, 2028. All other terms of Mr. Glashow’s prior employment agreement remain in full force and effect. In connection with the Amended Glashow Employment Agreement, the Company and Mr. Glashow also entered into the Glashow Golden Parachute Agreement. The Glashow Golden Parachute Agreement provides that if the Company terminates Mr. Glashow’s employment in the twelve months following the Change in Control without cause, as more particularly defined in the Glashow Golden Parachute Agreement, or Mr. Glashow terminates his employment in the twelve months following the Change in Control for good reason, as more particularly defined in the Glashow Golden Parachute Agreement, then the Company shall pay Mr. Glashow four times the sum of Mr. Glashow’s base salary in effect immediately prior to the termination of his employment, any deferred compensation credited to Mr. Glashow as of the date of the termination of his employment, the value of all stock options held by Mr. Glashow as of the date of the termination of his employment, and any legal fees Mr. Glashow may incur in connection with such termination.

Effective June 12, 2024, the Company and Ms. Dickson entered into the Amended Dickson Employment Agreement pursuant to which Ms. Dickson shall continue serving as the Company’s Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. Ms. Dickson’s base salary remains unchanged from her previous employment agreement, but the term is extended through May 31, 2028. All other terms of Ms. Dickson’s prior employment agreement remain in full force and effect. In connection with the Amended Dickson Employment Agreement, the Company and Ms. Dickson also entered into the Dickson Golden Parachute Agreement. The Dickson Golden Parachute Agreement provides that if the Company terminates Ms. Dickson’s employment in the twelve months following the Change in Control without cause, as more particularly defined in the Dickson Golden Parachute Agreement, or Ms. Dickson terminates her employment in the twelve months following the Change in Control for good reason, as more particularly defined in the Dickson Golden Parachute Agreement, then the Company shall pay Ms, Dickson four times the sum of Ms. Dickson’s base salary in effect immediately prior to the termination of her employment, any deferred compensation credited to Ms. Dickson as of the date of the termination of her employment, the value of all stock options held by Ms. Dickson as of the date of the termination of her employment, and any legal fees Ms. Dickson may incur in connection with such termination.

For purposes of the Glashow Golden Parachute Agreement and the Dickson Golden Parachute Agreement, a “Change of Control” means a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is in fact required to comply with that regulation, provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding shares; (B) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

The Amended Glashow Employment Agreement, the Glashow Golden Parachute Agreement, the Amended Dickson Employment Agreement, and the Dickson Golden Parachute Agreement are filed with this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions are subject to, and qualified in their entirety by, the definitive documents.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Amended Glashow Employment Agreement effective June 12, 2024, by and between the Company and Andrew Glashow
10.2	Golden Parachute Agreement effective June 12, 2024, by and between the Company and Andrew Glashow
10.3	Amended Dickson Employment Agreement effective June 12, 2024, by and between the Company and Jamie Dickson
10.4	Golden Parachute Agreement effective June 12, 2024, by and between the Company and Jamie Dickson
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: June 14, 2024	By: /s/ Andrew Glashow
Andrew Glashow Chairman and Chief Executive Officer